Exhibit 99.1

Caladrius Biosciences, Inc. Enters Into Agreements To Raise $25 Million in Common Equity Priced At Market Without Warrants

$21 Million in Private Placements, Funded in Two Tranches, Including $5 Million from
Sanford Health to Support Type 1 Diabetes Candidate Development

$4 Million in a Registered Direct Offering to an Existing Institutional Shareholder

Basking Ridge, N.J. - September 15, 2016 - Caladrius Biosciences, Inc. (NASDAQ: CLBS) (“Caladrius” or the “Company”), a cell therapy company combining an industry-leading development and manufacturing services provider through its subsidiary PCT, LLC a Caladrius Company™ (“PCT”) with a select therapeutic development pipeline, today announced that on September 14, 2016, it entered into Securities Purchase Agreements with several accredited investors for the sale of 4,449,153 shares of its common stock in private placements of $21 million. Caladrius has a pre-existing relationship with each of these investors, including its now largest institutional shareholder and its strategic collaborator, Sanford Health (“Sanford”), one of the largest health systems in the United States. The private placements were priced at $4.72 per share of common stock, which represented the closing price of the Company’s common stock on September 13, 2016. These private placements do not include any stock purchase warrants or any future price adjustments. Sanford, which includes Sanford Research, a non-profit research organization focused on finding a cure for type 1 diabetes, agreed to invest $5 million in this transaction.

Each of the investors in the private placements will invest pro rata in two tranches: (i) $12.6 million is expected to close on or about September 19, 2016, subject to satisfaction of customary closing conditions, and (ii) $8.4 million is expected to close upon the enrollment of 70 patients in the Company’s Phase 2 Sanford Project: T-Rex Study clinical trial for CLBS03 and the satisfaction of other customary closing conditions. The Company presently anticipates that it could achieve the enrollment of 70 patients as early as mid-2017.

Concurrently with these private placements, the Company entered into a definitive Securities Purchase Agreement with Aspire Capital Fund, LLC (“Aspire Capital”), providing for the sale of 847,458 shares of its common stock in a registered direct offering for $4 million. This offering was also priced at $4.72 per share of common stock and does not include any stock purchase warrants or any future price adjustments. Aspire Capital has also been a long-term shareholder of the Company.

Caladrius intends to use the net proceeds from the transactions for execution of the Company’s T-Rex Study, principal and interest payments on its loan from Oxford Finance, LLC, and working capital and general corporate purposes.

The shares were offered directly to the investors without a placement agent or underwriter.

The shares of common stock to be issued in the registered direct offering described above were offered pursuant to a “shelf” registration statement (File No. 333-206175), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on August 28, 2015.

The shares of common stock to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company will file a registration statement to cover the “resale” of the shares of common stock to be purchased in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov.

About The Sanford Project: T-Rex Study

The landmark study, which is being conducted in collaboration with Sanford Research, a Sanford Health subsidiary, is a prospective, randomized, placebo-controlled, double-blind Phase 2 clinical trial to evaluate the safety and efficacy of CLBS03 as a treatment for recent-onset T1D with residual beta cell function, in approximately 111 patients age 12 to 17 in two cohorts of subjects. Enrollment of the first cohort, designated for a preliminary safety evaluation, was completed in August 2016. The result of this evaluation is expected by the end of 2016 and, if satisfactory, will enable the initiation of enrollment of the second subject cohort to reach a total enrollment of approximately 111 subjects. Patients are randomized into one of three groups to receive either a high dose of CLBS03, a low dose of CLBS03 or placebo.  The key endpoints for the trial are the standard medical and regulatory endpoints for a T1D trial and include preservation of C-peptide, an accepted measure for pancreatic beta cell function; insulin use; severe hypoglycemic episodes; and glucose and hemoglobin A1c levels.

For more information on the T-Rex Study, please visit https://clinicaltrials.gov/ct2/show/NCT02691247.

About Sanford Health

Sanford Health is an integrated health system headquartered in the Dakotas. It is one of the largest health systems in the nation with 43 hospitals and nearly 250 clinics in nine states and four countries. Sanford Health’s 27,000 employees, including 1,400 physicians, make it the largest employer in the Dakotas. Nearly $1 billion in gifts from philanthropist Denny Sanford have allowed for several initiatives, including global children's clinics, genomic medicine and specialized centers researching cures for type 1 diabetes, breast cancer and other diseases. For more information, visit sanfordhealth.org.

About Caladrius Biosciences, Inc.

Caladrius Biosciences, Inc. is advancing a proprietary platform technology for immunomodulation by pioneering the use of T regulatory cells as an innovative therapy for recent onset type 1 diabetes.  The product candidate, CLBS03, is the subject of an ongoing Phase 2 clinical trial (The Sanford Project: T-Rex study) in collaboration with Sanford Research, and has been granted Orphan Drug and Fast Track designation by the U.S. Food and Drug Administration and Advanced Therapeutic Medicinal Product classification by the European Medicines Agency.  The Company’s PCT subsidiary is a leading development and manufacturing partner to the cell therapy industry.  PCT works with its clients to overcome the fundamental challenges of cell therapy manufacturing by providing a wide range of innovative services including product and process development, GMP manufacturing, engineering and automation, cell and tissue processing, logistics, storage and distribution, as well as expert consulting and regulatory support. PCT and Hitachi Chemical Co., Ltd. have entered into a strategic global collaboration to accelerate the creation of a global commercial cell therapy development and manufacturing enterprise with deep engineering expertise. For more information, visit www.caladrius.com.

Cautionary Statement on Forward-Looking Statements

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Such forward-looking statements include, without limitation, statements with respect to the completion, timing and size of the offering, the expected proceeds from the offering and the anticipated use of the proceeds from the offering.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Reports on Forms 10-K and 10-Qs for the year ended December 31, 2015 and the quarter ended June 30, 2016. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:
Investors:
LHA
Anne Marie Fields
Senior Vice President
Phone: +1-212-838-3777
Email: afields@lhai.com

Media:
Caladrius Biosciences, Inc.
Eric Powers

Director, Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@caladrius.com